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                                                                     EXHIBIT 3.5

                              ARTICLES OF AMENDMENT

                                       OF

                       YELLOWSTONE BASIN PROPERTIES, INC.


To the Secretary of State
State of Montana


                  Pursuant to the provisions of the Montana Business Corporation Act, the corporation hereinafter named (the "corporation") does hereby adopt the following Articles of Amendment.

                  1.       The name of the corporation is


                                YELLOWSTONE BASIN PROPERTIES, INC.


                  2. Article "FIRST" of the Articles of Incorporation of the corporation is hereby amended so as henceforth to read as follows:

                  FIRST: The name of the corporation is Bluegreen Corporation of
                         Montana (the "corporation")



                  3. The date of adoption of the said amendment is April 17, 1996.



Executed on April 17, 1996

                                           /s/ PATRICK E. RONDEAU
                                           ------------------------------------
                                           PATRICK E. RONDEAU, President

Attest:



/s/ W. Randy Steinbeck
---------------------------------------
W. RANDY STEINBECK, Assistant Secretary




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                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                  YELLOWSTONE BASIN LAND & CATTLE COMPANY, INC.

         YELLOWSTONE BASIN LAND & CATTLE COMPANY, INC. for the purpose of amending its Articles of Incorporation on file with the State of Montana, and acting pursuant to the Montana Business Corporation Act, does hereby state:

         1. That the name of the corporation is Yellowstone Basin Land & Cattle Company, Inc.

         2. Pursuant to a special meeting of shareholders of the corporation held on August 20, 1985, the name of the corporation is changed to YELLOWSTONE BASIN PROPERTIES, INC.

         3. The corporation has issued and outstanding 6,133 shares of stock; and the shareholders holding all of the issued and outstanding shares of the Company unanimously voted in favor of this amendment.

         IN WITNESS WHEREOF these amended Articles of Incorporation have been signed on the 22nd day of August, 1985.

/s/ Warren Van Genderen
----------------------------------------
WARREN VAN GENDEREN, President



/s/ Michael F. Hegg
----------------------------------------
MICHAEL F. HEGG, Secretary




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                                  AMENDMENT TO

                           ARTICLES OF INCORPORATION

                                       OF

                       YELLOWSTONE BASIN PROPERTIES, INC.

         YELLOWSTONE BASIN PROPERTIES, INC., for the purpose of amending its Articles of Incorporation on file with the State of Montana, and acting under the Montana Business Corporation Act, does hereby state:

         1. The name of the corporation is YELLOWSTONE BASIN PROPERTIES, INC.

         2. Pursuant to a special meeting of shareholders of the corporation held on the 2nd day of December, 1983, the name of the corporation is changed to YELLOWSTONE BASIN LAND & CATTLE COMPANY, INC.

         3. The corporation has issued 50,000 shares of common stock which shares are entitled to vote on this Amendment.

         4. That 33,333.34 shares, being a quorum, voted for the above Amendment, with no shares voting against the Amendment.

         IN WITNESS WHEREOF these amended Articles of Incorporation have been executed on the 28th day of December, 1983.

                                 /s/ Warren Van Genderen
                                 ------------------------------------------
                                 WARREN VAN GENDEREN, President



                                 /s/ Michael F. Hegg
                                 ------------------------------------------
                                 MICHAEL F. HEGG, Secretary




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                            ARTICLES OF INCORPORATION

                                       FOR

                       YELLOWSTONE BASIN PROPERTIES, INC.
                       ----------------------------------

         The undersigned incorporator, for the purpose of forming a corporation under the Montana Business Corporation Act, does hereby adopt the following Articles of Incorporation.

                                   ARTICLE ONE

                                      NAME

         The name of the corporation is YELLOWSTONE BASIN PROPERTIES, INC.

                                   ARTICLE TWO

                                    DURATION

         The period of its duration is perpetual.

                                  ARTICLE THREE

                                    PURPOSES

         The purposes for which the corporation is organized are:

                  (1) To engage in the business of purchasing, acquiring, subdividing, marketing, advertising and selling property within the State of Montana, and the doing and performing of any and all acts or things necessary, proper or convenient for or incidental to the furtherance or the carrying out of the powers or purposes herein mentioned.




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                  (2) To own, receive, purchase, invest in, mortgage, pledge, transfer, and in any way and all other ways, own and dispose of properties of any kind or nature, whether real or personal.

                  (3) To hire and employ agents, servants and employees, and to enter into agreements of employment, contracts for sale of corporate assets and to act as agent, contractor, trustee, or factor otherwise either alone or in company with others.

                  (4) To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

                  (5) To enter into, make, perform and carry out contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

                  (6) To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interest of this corporation, and to do all things specified in the Montana Code Annotated, and to have and to exercise all powers conferred by the laws of the State of Montana on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

                                  ARTICLE FOUR

                                  CAPITAL STOCK

                  (1) The corporation is authorized to issue one (1) class of stock which shall be designated as the capital stock of said corporation.

                  (2) The aggregate number of shares that the corporation is authorized to issue is 50,000 shares of the capital stock, divided into but one class, which shares shall have no par value.



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                  (3) Shares of stock in this corporation shall not be
transferred or sold until the sale or transfer shall have been reported to the Board of Directors and approved by them.

                  (4) In all cases in which a shareholder desires to sell his stock or is deceased, his stock must first be offered for sale to the corporation on an installment sale basis. Such shares of stock shall be offered to the corporation at a price equal to such shares' proportionate share of the net worth of the corporation.

                        If the corporation elects not to purchase the shares, such shares of stock shall be offered to remaining shareholders in the same proportion as their ownership of the number of shares then outstanding, it being the intention to give them a preference in the purchase of such shares of stock. Such shares of stock shall be offered to the shareholders at a price equal to such shares' proportionate share of the net worth of the corporation.

                        If the remaining shareholders elect not to purchase the shares, such shares may be offered for sale to any person with no restrictions on the sale price. A sale of stock to any person other than the corporation or other shareholders must be unanimously approved by the existing shareholders.

                  (5) At any time and from time to time when authorized by Resolution of the Board of Directors, the corporation may issue or sell any shares of its capital stock. The corporation may receive in payment, in whole or in part, for any shares of its stock issued or sold by it, labor done, personal property or real property, or leases thereof, and in the absence of fraud in the transaction, the judgment of the Directors of the corporation as to the value of the labor, property, real estate, or lease thereof so received, shall be conclusive. Such capital stock sold or issued shall be offered pro rata to the shareholders in relation to their then present holding.

                                  ARTICLE FIVE

                         THE ADDRESS OF THE CORPORATION

         The address of the corporation's initial registered office is 1119 North Seventh Avenue, Bozeman, Montana 59715.

         The name of the corporation's registered agent at such address is Bill
J. Joyner.



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                                   ARTICLE SIX

                                    DIRECTORS

         (1) The number of directors constituting the initial Board of Directors is three (3).

         (2) The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until after their successors are elected and qualify are:

         NAME                                           ADDRESS
         ----                                           -------

LEANOLD C. HOPKINS           P.O. Box 43147; Las Vegas, Nevada 89116

BILL J. JOYNER               3759 East Desert Inn Road, Las Vegas, Nevada 89121

CAROLYN F. JOYNER            3759 East Desert Inn Road, Las Vegas, Nevada 89121



                                  ARTICLE SEVEN

                              SHAREHOLDERS' RIGHTS

         No shareholder shall hold any preemptive rights to acquire additional or treasury shares of the corporation.



                                  ARTICLE EIGHT

                                  INCORPORATOR

         The name and address of the incorporator is:

         NAME                                  ADDRESS
         ----                                  -------

Bill J. Joyner                1119 North Seventh Ave., Bozeman, Montana 59715



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         IN WITNESS WHEREOF, these Articles of Incorporation have been executed in duplicate on the 10th day of December 1991.

                                 /s/ Bill J. Joyner
                                 ------------------------------------------
                                 BILL J. JOYNER

































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STATE OF NEVADA

County of Clark: ss.

         On this 10th day of December, 1981, before me, a Notary Public in and for said State, personally appeared Bill J. Joyner known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

                                          /s/ Carol F. Edwards
                                          --------------------------------------
                                          Notary Public for State of Nevada
                                          Residing at Las Vegas, Nevada
                                          My Commission expires 3/31/85

















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